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                                                                    Exhibit 10.9






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                    AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

                            Dated as of October 22, 1998

                                    By and Among

                                 THE MDC ENTITIES,

                               DIMAC HOLDINGS, INC.,

                            THE MANAGEMENT STOCKHOLDERS

                                        and

                          THE NON-MANAGEMENT STOCKHOLDERS


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TABLE OF CONTENTS
                                                                            PAGE

ARTICLE I

     CERTAIN DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . .   1
     Section 1.1  CERTAIN DEFINITIONS. . . . . . . . . . . . . . . . . . . .   1

ARTICLE II

     TRANSFER OF SHARES. . . . . . . . . . . . . . . . . . . . . . . . . . .   3
     Section 2.1  RESTRICTIONS . . . . . . . . . . . . . . . . . . . . . . .   3
     Section 2.2  PERMITTED TRANSFERS. . . . . . . . . . . . . . . . . . . .   5
     Section 2.3  SALES BY MDC SUBJECT TO TAG-ALONG RIGHTS . . . . . . . . .   6
     Section 2.4  GRANT TO MDC OF BRING-ALONG RIGHTS . . . . . . . . . . . .   8
     Section 2.5  CALL UPON TERMINATION OF MANAGEMENT STOCKHOLDER'S EMPLOYMENT 9
     Section 2.6  REGISTRATION RIGHTS AND RELATED MATTERS. . . . . . . . . .  11

ARTICLE III

     BOARD OF DIRECTORS OF THE COMPANY . . . . . . . . . . . . . . . . . . .  15
     Section 3.1  BOARD OF DIRECTORS . . . . . . . . . . . . . . . . . . . .  15

ARTICLE IV

     REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. . . . . . . . . . .  15
     Section 4.1  REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS . . . .  15

ARTICLE V

     MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
     Section 5.1  ENTIRE AGREEMENT . . . . . . . . . . . . . . . . . . . . .  17
     Section 5.2  CAPTIONS . . . . . . . . . . . . . . . . . . . . . . . . .  17
     Section 5.3  COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . .  17
     Section 5.4  NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . .  17
     Section 5.5  SUCCESSORS AND ASSIGNS . . . . . . . . . . . . . . . . . .  18
     Section 5.6  GOVERNING LAW. . . . . . . . . . . . . . . . . . . . . . .  18
     Section 5.7  SUBMISSION TO JURISDICTION . . . . . . . . . . . . . . . .  18
     Section 5.8  BENEFITS ONLY TO PARTIES . . . . . . . . . . . . . . . . .  19
     Section 5.9  TERMINATION. . . . . . . . . . . . . . . . . . . . . . . .  19
     Section 5.10  PUBLICITY . . . . . . . . . . . . . . . . . . . . . . . .  19
     Section 5.11  CONFIDENTIALITY . . . . . . . . . . . . . . . . . . . . .  20


                                         (i)
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                     AMENDED AND RESTATED STOCKHOLDERS AGREEMENT

     AMENDED AND RESTATED STOCKHOLDERS AGREEMENT (this "AGREEMENT"), dated as of October 22, 1998, by and among DIMAC Holdings, Inc., a Delaware corporation (the "COMPANY"), McCown De Leeuw & Co. IV, L.P., a California limited partnership, Delta Fund LLC, a California limited liability company, and McCown De Leeuw & Co. IV Associates, L.P., a California limited partnership (each individually, an "MDC ENTITY", collectively the "MDC ENTITIES" and collectively with their Related Persons (as defined below), "MDC"), the individuals listed on Schedule A attached hereto under the heading "MANAGEMENT STOCKHOLDERS" (each individually, a "MANAGEMENT STOCKHOLDER" and, collectively, the "MANAGEMENT STOCKHOLDERS," it being understood that any other member of the management of the Company or its Subsidiaries who becomes a stockholder of the Company through the receipt of Call Shares (as defined below) shall be a Management Stockholder and each of the Persons listed on Schedule A hereto under the heading "NON-MANAGEMENT STOCKHOLDERS" (each, individually a "NON-MANAGEMENT STOCKHOLDER" and, collectively, the "NON-MANAGEMENT STOCKHOLDERS") (each of the Management Stockholders, MDC and the Non-Management Stockholders is hereinafter referred to as a "STOCKHOLDER," it being understood and agreed that any holder of Common Stock of the Company (including through the exercise of any option or warrant) during the term of this Agreement shall become a party to this Agreement and shall be referred to within the term "STOCKHOLDER").

                                 W I T N E S S E T H:
                                 - - - - - - - - - -

     WHEREAS, MDC, the Management Stockholders and the Non-Management Stockholders own shares of voting and non-voting common stock, $0.001 par value, of the Company (the "COMMON STOCK"); and

     WHEREAS, the Stockholders each desire to grant to the others certain rights in connection with the shares of Common Stock now or hereafter owned by them (collectively, with any shares of Common Stock hereafter issued by the Company during the term of this Agreement, including pursuant to the exercise of warrants, the "SHARES") as set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants herein set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

                                      ARTICLE I

                                 CERTAIN DEFINITIONS

     Section 1.1 CERTAIN DEFINITIONS. For purposes of this Agreement, the following terms shall have the following meanings:



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     (a)  "AFFILIATE" shall mean, with respect to any Person, (i) any other
Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person, (ii) directly or indirectly through one or more intermediaries beneficially owning or holding 10% or more of the combined voting power of the total Voting Securities of such referenced Person or (iii) of which 10% or more of the combined voting power of the total Voting Securities directly or indirectly through one or more intermediaries is beneficially owned or held by such referenced Person or a Subsidiary of such referenced Person. For all purposes of this Agreement, MDC and its Affiliates shall be considered an Affiliate of the Company. For purposes of this definition, "CONTROL" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of Voting Securities, by agreement or otherwise; and the terms "affiliated," "controlling" and "controlled" have meanings correlative to the foregoing. Notwithstanding the foregoing, for purposes of this Agreement, none of the TCW Entities nor the Michigan Fund shall be considered Affiliates of the Company or any of its Subsidiaries.

     (b) "BUSINESS DAY" shall mean any day except a Saturday, a Sunday or other day on which commercial banks are required or authorized to close in New York, New York.

     (c) "CALL SHARES" shall mean shares of the Common Stock received upon the exercise of class A options granted to employees of the Company (or the Company's Subsidiaries) pursuant to the Management Equity Incentive Plan.

     (d) "GRANT DATE" shall mean (i) with respect to any Vested Stock Option, the date upon which such Vested Stock Option was granted to the Management Stockholder and (ii) with respect to any Call Share, the date upon which the Vested Stock Option in respect of such Call Share was granted to the Management Stockholder.

     (e)  "IPO" shall mean an initial public offering of the Common Stock.

     (f) "MANAGEMENT EQUITY INCENTIVE PLAN" shall mean the Company's 1998 Stock Option Plan or like stock incentive plan as amended from time to time.

     (g)  "NON-MDC STOCKHOLDERS" shall mean all Stockholders other than MDC.

     (h) "PERSON" shall mean and include an individual, a partnership, a joint venture, a corporation, a limited liability company, a trust, an unincorporated organization or a government or agency or political subdivision thereof.

     (i) "PURCHASERS" has the meaning given to such term in the Securities Purchase Agreement dated as of October 22, 1998 by and among the Company, DIMAC Corporation, a Delaware corporation, and the purchasers listed on the signature pages thereto.


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     (j)  "RELATED PERSONS" shall mean with respect to any MDC Entity, any partnership with the same controlling general partner as such MDC Entity and any of the partners of such MDC Entity or the general partner of such MDC Entity which receive Shares upon a distribution to any such partners by any such MDC Entity.

     (k) "SECURITIES ACT" means the Securities Act of 1933, as amended from time to time, or any similar Federal statute, and the rules and regulations of the Securities and Exchange Commission promulgated thereunder, all as the same shall be in effect at the time.

     (l) "SUBSIDIARY" shall mean, with respect to any Person, any corporation, association or other business entity of which more than 50% of the total voting power of shares of capital stock or other equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors or other managing authority thereof is at the time owned or controlled, directly or indirectly, by such Person and its Subsidiaries.

     (m) "TCW ENTITIES" means Trust Company of the West and its Affiliates and any of the Purchasers and their Affiliates and any Person to whom any shares of Common Stock or Warrants that were held by any of the Purchasers may be transferred in accordance with the terms of the Stockholders Agreement.

     (n) "TRANSACTION VALUE" means the sum of (a) the cash purchase price (including any installment payments), (b) the value of any equity securities issued by the purchaser in connection with such transaction, (c) the face value of any promissory note or other debt instrument issued by the purchaser in connection with such transaction and (d) the amount of any liabilities assumed by the purchaser in connection with such transaction (other than ordinary course of business trade payables).

     (o) "VESTED STOCK OPTIONS" shall mean vested class A stock options for the Common Stock granted to certain key employees of the Company (or the Company's Subsidiaries) pursuant to the Management Equity Incentive Plan.

     (p) "VOTING SECURITIES" means any class of equity interests of a Person pursuant to which the holders thereof have, at the time of determination, the general voting power under ordinary circumstances to vote for the election of directors, managers, trustees or general partners of such Person (regardless of whether at the time any other class or classes will have or might have voting power by reason of the happening of any contingency).



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                                      ARTICLE II

                                  TRANSFER OF SHARES

     Section 2.1 RESTRICTIONS. (a) No Stockholder shall sell, assign, pledge, or in any manner, transfer any of the Shares or any right or interest therein, to any Person (each such action, a "TRANSFER") except as permitted by this Agreement.

     (b) From and after the date hereof, all share certificates representing Shares held by any of the Stockholders shall bear a legend which shall state as follows:

     The shares represented by this certificate are subject to certain restrictions against transfer set forth in an Amended and Restated Stockholders Agreement dated as of October 22, 1998, as may be amended from time to time. A copy of such Stockholders Agreement has been filed in the registered office of the Company in the State of Delaware, where the same may be inspected daily during business hours.

     (c) In addition to the legend required by Section 2.1(b) above, all share certificates representing Shares held by any of the Stockholders shall bear a legend which shall state as follows:

     The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Securities Act"), and such shares may not be offered, sold, pledged or otherwise transferred except
     (1) pursuant to an exemption from, or in a transaction not subject to, the registration requirements under the Securities Act or (2) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any State of the United States.

     (d) In addition to the legends required by Sections 2.1(b) and (c) above, all share certificates representing Call Shares shall bear a legend which shall state as follows:

     The shares represented by this certificate are also subject to the Management Call as described in Section 2.5 of the Stockholders Agreement referred to above.

Any Call Shares transferred by a Management Stockholder in a Permitted Transfer described in Section 2.2(a)(i) or (ii) shall remain Call Shares of the transferee and certificates representing such shares shall bear the legend required by this Section 2.1(d). Any Call Shares transferred by a Management Stockholder in a Permitted Transfer described in any other clause of Section 2.2 shall not remain Call Shares of the transferee and certificates representing such shares shall not bear the legend required by this Section 2.1(d).

     (e) Promptly upon execution and delivery of this Agreement, each Stockholder shall deliver to the Secretary of the Company all certificates then held by such



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Stockholder representing Shares which do not have such legends affixed thereto as are required by Section 2.1 above. The Company shall cause such legends to be affixed promptly to each of such certificates and such certificates to be returned promptly to the registered holder thereof. The Company agrees that it will not cause or permit the Transfer of any Shares to be made on its books unless the Transfer is permitted by this Agreement and has been made in accordance with the terms hereof.

     (f) No Transfer of Shares permitted or not otherwise prohibited by the terms and conditions of this Agreement shall be valid unless the transferee thereof enters into a written agreement, in form and substance reasonably satisfactory to the Company, to the effect that said assignee agrees to be bound by all of the terms and conditions set forth in this Agreement, including those regarding Shares and the purchase options with respect thereto; PROVIDED, HOWEVER, that the conditions set forth in this Section 2.1 shall not apply to any sale of Shares pursuant to an effective registration statement under the Securities Act or, provided such sale is not to an Affiliate of the selling Stockholder, pursuant to Rule 144 promulgated under the Securities Act.

     Section 2.2 PERMITTED TRANSFERS. (a) Notwithstanding anything to the contrary contained herein, a Stockholder may at any time effect any of the following Transfers (each a "PERMITTED TRANSFER" and each transferee, a "PERMITTED TRANSFEREE"):

          (i) A Stockholder's Transfer of any or all Shares owned by such Stockholder following such Stockholder's death by will or intestacy to such Stockholder's legal representative, heir or legatee.

          (ii) A Stockholder's Transfer of any or all Shares owned by such Stockholder as a gift or gifts during such Stockholder's lifetime to such Stockholder's spouse, children, step-children, grandchildren, parents or a trust or other legal entity for the benefit of any Stockholder or any of the foregoing.

          (iii) With respect to the MDC Entities, a Transfer of any or all Shares owned by them to any of their Related Persons.

          (iv)   A Transfer by a Stockholder which is made pursuant to Section
     2.3 hereof.

          (v) A Transfer by a Stockholder which is made pursuant to Section 2.4, 2.5 or 2.6 hereof.

          (vi)   A Transfer by a Stockholder to the Company.

          (vii) A Transfer by MDC to any Person on or before October 31, 1998; PROVIDED that after giving effect to such Transfer, MDC owns at least 60% of the issued and outstanding Common Stock.

          (viii) Following an IPO, a Transfer by a Stockholder holding Call Shares as follows: (a) during the period from the date of the IPO until the first anniversary thereof a number


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     of Call Shares equal to one-third (33.33%) of the aggregate number of Call
     Shares and Vested Stock Options held by such Stockholder at the date of the IPO and (b) during the period from the date of the IPO until the second anniversary of the IPO, a number of Call Shares equal to two-thirds (66.67%) of the aggregate number of Call Shares and Vested Stock Options held by such Stockholder at the date of the IPO.

          (ix) The transfer by the State Treasurer of the State of Michigan, Custodian of the Michigan Public School Employees' Retirement System; State Employees' Retirement System; Michigan State Police Retirement System; and Michigan Judges Retirement System (the "MICHIGAN FUND") to any successor or additional trustee or custodian of the assets of the Michigan Fund as may be appointed, and qualified under the applicable laws of the State of Michigan.

          (x) With respect to any Stockholder which is an entity, a Transfer of any or all Shares owned by it to any of its Affiliates so long as such Affiliate is an entity.

          (xi) A Transfer by the TCW Entities to any Person of any Shares issued to such TCW Entities pursuant to the exercise of warrants.

     (b) In any such Transfer referred to above in Section 2.2(a) (other than events in which this Agreement shall terminate in accordance with the provisions of Section 5.9 hereof), the Permitted Transferee shall receive and hold such Shares subject to the provisions of this Agreement as if such Permitted Transferee were an original signatory hereto and shall be deemed to be a party to this Agreement.

     Section 2.3 SALES BY MDC SUBJECT TO TAG-ALONG RIGHTS. (a) In the event that MDC proposes to effect a Transfer (other than a Permitted Transfer described in Section 2.2(a) (iii), (v) or (vii) above) of any of the Common Stock owned by it (the "MDC STOCK"), then MDC shall promptly give written notice (the "MDC NOTICE") to the Company and the other Stockholders at least twenty days prior to the closing of such Transfer. The MDC Notice shall be accompanied by a copy of any agreement or term sheet relating to the Transfer (if available) and describe in reasonable detail the proposed Transfer including, without limitation, the name of, and the number of shares of MDC Stock to be purchased by, the transferee, the purchase price of each share of MDC Stock to be sold, any additional consideration, the terms and conditions of payment offered by the transferee, any other significant terms of such sale and the date such proposed sale is expected to be consummated (the "TAG-ALONG SALE DATE"), the aggregate number of Shares of Common Stock held of record by MDC as of the close of business on the day immediately preceding the date of the MDC Notice, the Participant's (as defined below) pro-rata portion (as defined below) and confirmation that the transferee has been informed of the "Tag-Along Rights" provided for herein and has agreed to purchase shares from any Participant in accordance with the terms hereof, it being understood that if such proposed Transfer by MDC is in (i) an IPO or (ii) a public offering pursuant to a registration statement filed under Section 2.6, the subsequent provisions of this Section 2.3 shall not apply.


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     (b)  Each Stockholder shall have the right, exercisable upon irrevocable written notice to MDC (the "TAG-ALONG NOTICE") no less than ten days prior to the proposed Transfer, to participate in such sale of MDC Stock on the same terms and conditions as set forth in the MDC Notice, including, without limitation, the making of all representations, warranties, indemnifications (including participating in any escrow arrangements) and similar agreements on a ratable basis (based upon the number of Shares participating in such Transfer) which obligations will be limited to the net proceeds received by such Stockholder in such sale, and to sell all or any portion of the number of the Shares owned by it as determined in accordance with the calculation set forth below. Each Stockholder other than MDC electing to participate in the sale described in the MDC Notice (each a "PARTICIPANT") shall indicate in its Tag-Along Notice to MDC the maximum number of its Shares it desires to sell in such sale (which number may be in excess of the number of shares set forth in the MDC Notice). Each such Participant shall be entitled to sell a "PRO RATA PORTION" (as such term is hereinafter defined) of such maximum number. To the extent one or more of the Stockholders exercise such right of participation in accordance with the terms and conditions set forth in this Section 2.3, the number of shares of MDC Stock that MDC may sell in the transaction shall be correspondingly reduced. For purposes of this Section 2.3, "PRO RATA PORTION" shall mean for each Participant a fraction the numerator of which is the number of Shares of MDC Stock proposed to be sold in the MDC Notice and the denominator of which is the sum of (A) the total number of Shares owned by MDC immediately prior to the sale proposed in the MDC Notice and (B) the total number of Shares desired to be sold by all of the Participants electing to participate in the sale (including any Shares that may be issued pursuant to any warrant or other right). Not later than five days prior to the date scheduled for such sale, MDC shall provide notice to each Participant of the "PRO RATA PORTION" of Shares to be sold by such Participant in such sale.

     (c) The Tag-Along Notice given by any Participant shall constitute such Participant's irrevocable agreement to sell the Shares specified in the Tag-Along Notice on the terms and conditions applicable to the proposed Transfer; PROVIDED, HOWEVER, that in the event that there is any material change in the material terms and conditions of such proposed Transfer applicable to the Participant (including, but not limited to, any decrease in the purchase price that occurs other than pursuant to an adjustment mechanism set forth in the agreement relating to the proposed Transfer) after such Participant gives its Tag-Along Notice, then, notwithstanding anything herein to the contrary, the Participant shall have the right to withdraw from participation in the proposed Transfer with respect to all of its Shares affected thereby. If the transferee does not consummate the purchase of all of the Shares requested to be included in the proposed Transfer by any Participant on the same terms and conditions applicable to MDC (except as otherwise provided herein), then MDC shall not consummate the proposed Transfer of any of its shares of Common Stock to such transferee, unless the shares of MDC and the Participants are reduced or limited PRO RATA in proportion to the respective number of shares of Common Stock actually sold in any such proposed Transfer and all other terms and conditions of the proposed Transfer are the same for MDC and the Participant, subject to the provisos set forth in Section 2.4(b).

     (d) If a Tag-Along Notice from any Participant is not received by MDC prior to the ten day period specified above, MDC shall have the right to consummate the proposed


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

Transfer without the participation of such Participant, but only on terms and conditions which are no more favorable in any material respect to MDC (and in any event, at no greater a purchase price, except as the purchase price may be adjusted pursuant to the agreement regarding the relevant sale or other disposition) than as stated in the MDC Notice and only if such proposed Transfer occurs on a date within ninety (90) days of the Tag-Along Sale Date. If such proposed Transfer does not occur within such ninety (90) day period, the shares of Common Stock that were to be subject to such proposed Transfer thereafter shall continue to be subject to all of the restrictions contained in this Agreement.

     (e) Any Participant shall effect its participation in the sale by delivering on the date scheduled for such sale to MDC for delivery to the prospective transferee one or more certificates, in proper form for transfer, which represent the number of Shares which such Participant is entitled to sell in accordance with this Section 2.3. Such certificate or certificates that any Participant delivers to MDC shall be delivered on such date to such transferee in consummation of the sale of the Shares pursuant to the terms and conditions specified in the MDC Notice, and MDC shall concurrently therewith remit to each such Participant that portion of the sale proceeds to which such Participant is entitled by reason of its participation in such sale. MDC's sale of Shares in any sale proposed in an MDC Notice shall be effected on substantially the terms and conditions set forth in such MDC Notice.

     (f) The exercise or non-exercise of the rights of the Stockholders hereunder to participate in one or more sales of Shares made by MDC shall not adversely affect their rights to participate in subsequent sales of Shares subject to this Section 2.3.

     (g) In no event shall MDC receive special consideration or a control premium in connection with any sale contemplated by this Section 2.3; PROVIDED, HOWEVER, that it is understood that MDC shall be entitled to receive a reasonable transaction fee, not to exceed 2% of Transaction Value, payable upon the closing of any sale contemplated by this Section 2.3 if MDC provides services in connection with such sale that would customarily be provided by a third party financial advisor.

     Section 2.4 GRANT TO MDC OF BRING-ALONG RIGHTS. (a) Each time the stockholders of the Company meet, or act by written consent in lieu of meeting, for the purpose of approving a "Sale of the Business" (as such term is hereinafter defined), each Stockholder agrees to vote all of its Shares, and to sell all of its Shares, as directed by MDC. In order to effect the foregoing covenant, each Stockholder (other than the Michigan Fund and the TCW Entities) hereby grants to MDC with respect to all of such Stockholder's Shares an irrevocable proxy (which is deemed to be coupled with an interest) for the term of this Agreement with respect to any stockholder vote or action by written consent to effect the Sale of the Business. As used herein, "SALE OF THE BUSINESS" shall mean any transaction or series of transactions (whether structured as a stock sale, merger, consolidation, reorganization, asset sale or otherwise) negotiated on an arm's-length basis, which results in the sale or transfer of all or substantially all of the assets or all of the shares of capital stock of the Company to an unaffiliated bona fide third party in which all consideration payable to holders of the Common Stock is distributed pro rata pursuant to share ownership.


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

     (b) In furtherance of its covenants in Section 2.4(a), each Stockholder hereby agrees to cooperate fully with MDC and the purchaser in any such Sale of the Business and, to execute and deliver all documents (including purchase agreements) and instruments as MDC and the purchaser request to effect such Sale of the Business, including, without limitation, the making of all representations, warranties and indemnifications (including participating in any escrow arrangements) and similar arrangements on a ratable basis (based upon the number of Shares owned by the Stockholders as if all such Shares and options or warrants to purchase Shares were converted into Common Stock) which obligations will be limited to the net proceeds received by such Stockholder in such Sale of the Business, but excluding employment agreements and covenants not to compete (the determination of whether or not to enter into any such agreements being in the sole and absolute discretion of each Stockholder). MDC agrees that upon such Sale of the Business each Stockholder will receive its PRO RATA share of the consideration (including consideration for non-competes, consulting agreements or similar arrangements) paid by the purchaser determined on the basis of such Stockholder's Share ownership.

     (c) Prior to any Sale of the Business, if MDC elects to exercise the rights afforded under this Section 2.4, MDC shall provide the Stockholders with written notice (the "DRAG-ALONG NOTICE") not less than ten days prior to the proposed date of the Sale of the Business. The Drag-Along Notice shall set forth: (i) the name and address of the third party; (ii) the proposed amount and form of consideration to be paid per share and the terms and conditions of payment offered by the third party; (iii) the aggregate number of Shares held of record by MDC as of the date of the Drag-Along Notice; (iv) the proposed date of the Sale of the Business; and (v) confirmation that the proposed third party has agreed to purchase each Stockholder's Shares in accordance with the terms hereof.

     (d) Each Stockholder shall effect its participation in the Sale of the Business by delivering to MDC on the date of the Sale of the Business for delivery to the third party one or more certificates, in proper form for transfer, which represent the number of Shares which such Stockholder is required to sell in accordance with this Section 2.4. Such certificate or certificates that any Stockholder delivers to MDC shall be delivered on such date to such third party in consummation of the Sale of the Business pursuant to the terms and conditions specified in the Drag Along Notice, and MDC shall concurrently therewith remit to each Stockholder that portion of the sale proceeds to which such Stockholder is entitled by reason of its participation in such Sale of the Business.

     (e) In no event shall MDC receive special consideration or a control premium in connection with a sale contemplated by this Section 2.4; PROVIDED, HOWEVER, that it is understood that MDC shall be entitled to receive a reasonable transaction fee, not to exceed 2% of Transaction Value, payable upon the closing of any such sale contemplated by this Section 2.4 if MDC provides services in connection with such sale that would customarily be provided by a third party financial advisor.

     Section 2.5  CALL UPON TERMINATION OF MANAGEMENT STOCKHOLDER'S EMPLOYMENT.
(a) If a Management Stockholder's active employment with the Company (and/or, if applicable, its

Subsidiaries) is voluntarily or involuntarily terminated for any reason whatsoever (including, without limitation, termination by the Company and/or its Subsidiaries with or without cause) at any time on or before the date which is five years from the Grant Date of any Vested Stock Options or Call Shares, the Company shall, on the terms and conditions of this Section 2.5, have the right (the "MANAGEMENT CALL"), at the option of the Company, to purchase, at the Call Share Repurchase Price or Vested Option Repurchase Price (each as defined below), as the case may be, determined in accordance with Section 2.5(b) hereof, all, or any portion, of such Call Shares and/or such Vested Stock Options then held by such Management Stockholder (including, if applicable, such Shares held by any Permitted Transferee of such Management Stockholder). Notwithstanding the foregoing, the Company shall not have such option if (i) the termination of employment results from the death or permanent disability of the Management Stockholder or (ii) the termination of employment results from the retirement of the Management Stockholder from the Company or any of its Subsidiaries at age 65 or over; PROVIDED that, in the case of any such termination resulting from permanent disability or retirement, the Management Stockholder enters into an agreement, in form and substance satisfactory to the Company, within 15 days of the date of such termination, not to compete, directly or indirectly, with the Company and/or any of its Subsidiaries for a period of five (5) years from the date of such termination in any geographic area where the Company and/or its Subsidiaries then or during such five-year period conducts business.

     The Company shall have a period of 60 days from the date of such termination in which to give notice in writing to the Management Stockholder of the exercise of such option. The closing of the purchase shall take place at the principal office of the Company on the tenth business day after the giving of notice of the exercise of the option to purchase. The Call Share Repurchase Price or the Vested Option Repurchase Price, as the case may be, shall be paid by delivery to the Management Stockholder holding the Call Shares or Vested Stock Options (including, if applicable, such Shares held by any Permitted Transferee of such Management Stockholder) of a check or checks in the appropriate amount payable to the order of such Management Stockholder or Permitted Transferee, as the case may be, against delivery of certificates or other instruments representing the Call Shares or Vested Stock Options, as the case may be, so purchased, appropriately endorsed by such Management Stockholder or Permitted Transferee, as the case may be, or his duly authorized representative. For purposes of this Agreement, a Management Stockholder shall be deemed to have a "permanent disability" when the Board of Directors of the Company shall, in good faith, so determine. In connection with such closing, such Management Stockholder (including, if applicable, such Shares held by any Permitted Transferee of such Management Stockholder) shall warrant to the Company good and marketable title to the purchased Call Shares or Vested Stock Options, as the case may be, free and clear of all claims, liens, charges, encumbrances and security interests of any nature whatsoever except those under this Agreement.

     (b) The offering price for each Call Share (the "CALL SHARE REPURCHASE PRICE") shall be as follows:

      DATE OF NOTICE OF EXERCISE                           REPURCHASE PRICE

Grant Date through and including the first              105% multiplied by the
anniversary of the Grant Date                           exercise price of such
                                                             Call Share

From the first anniversary of the Grant                (105%)2 multiplied by the
Date through and including the second                    exercise price of such
anniversary of the Grant Date                                Call Share

From the second anniversary of the Grant               (105%)3 multiplied by the
Date through and including the third                     exercise price of such
anniversary of the Grant Date                                Call Share

From the third anniversary of the Grant                (105%)4 multiplied by the
Date through and including the fourth                    exercise price of such
anniversary of the Grant Date                                Call Share

From the fourth anniversary of the Grant               (105%)5 multiplied by the
Date through and including the fifth                     exercise price of such
anniversary of the Grant Date                                Call Share

     The offering price for each Vested Stock Option (the "VESTED OPTION REPURCHASE PRICE") shall be an amount equal to the Call Share Repurchase Price determined pursuant to this Section 2.5(b) as if such Vested Stock Option was exercised immediately prior to the giving of notice by the Company of the exercise of the option to purchase LESS the exercise price of such Vested Stock Option.

     Section 2.6 REGISTRATION RIGHTS AND RELATED MATTERS. (a) If the Company intends (other than in connection with an IPO) to register Shares on Form S-1, Form S-2 or Form S-3 or any corresponding form applicable at the time under the Securities Act as then in effect (or any similar statute then in effect), the Company will give written notice to each Stockholder of its intention to do so, at least 15 days prior to the time of the filing of any registration statement or qualification papers, and at the written request of any Stockholder given within 10 days after receipt of any such notice (which request shall specify the number of Shares intended to be sold or disposed of by such Stockholder and shall describe the nature of any proposed sale or other disposition thereof which may include a distribution over a reasonable period of time), the Company will use its reasonable best efforts to cause such Shares to be registered or qualified to the extent required (in the opinion of the Company's counsel) to permit the sale or other disposition thereof (in accordance with the methods described by such Stockholder) (such right of each Stockholder to participate in the proposed offering, a "PIGGY-BACK RIGHT"). The number of Shares that any Stockholder intends to sell shall be subject to underwriters' cutbacks resulting from the underwriters' conclusion that the inclusion of all of the Shares requested to be included in the proposed offering would materially adversely affect the distribution of Shares in such offering or the market price of Common Stock if such Common Stock is publicly traded. Such underwriters' cutbacks shall be made on a pro rata basis by multiplying the number of Shares that each Stockholder desires to sell in the proposed offering by a fraction the numerator of which shall be the number of Stockholders' Shares that the underwriters deem appropriate to sell in the proposed offering and the denominator of which shall be the total number of Shares that all of the Stockholders initially desire to sell in the proposed offering.

     (b) Notwithstanding any other provisions hereof, the Company shall ensure that (i) any registration statement relating to a Stockholder's exercise of its piggy-back rights complies in all material respects with the Securities Act and
(ii) any such registration statement does not, when it becomes effective, contain an untrue statement or omission.

     (c) All out-of-pocket expenses, disbursements and fees in connection with any action to be taken under this Section 2.6 shall be borne by the Company, including the reasonable fees and expenses of one counsel for all participating Stockholders, provided that the foregoing expenses shall in no event include the underwriters' discount in connection with an offering.

     (d) In the event of any registration under the provisions of this Section 2.6, the Company, to the extent permitted by law, will indemnify any Stockholder participating in such registration, its respective officers and directors, if any, and each Person, if any, who controls such Stockholder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against all losses, claims, damages and liabilities caused by any untrue statement of a material fact contained in the registration statement or prospectus (and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or caused by any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and will reimburse such Stockholder, its officers and directors and any Person, if any, who controls such Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any legal or other expenses reasonably incurred by such Stockholder, officer, director or Person in connection with investigating or defending any such losses, claims, damages and liabilities, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission contained in information furnished in writing to the Company by such Stockholder participating in such registration or by underwriters expressly for use therein. The obligation of the Company under this Section 2.6 to register securities for any of the Stockholders shall be subject to the condition that each such Stockholder and the underwriters involved in the offering shall furnish to the Company in writing such information as shall be reasonably requested by the Company for use in connection with the preparation of any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers, any other underwriter, the other Stockholders participating in such registration and each Person, if any, who controls the Company, any other underwriter or such other Stockholders, within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against all losses, claims, damages and liabilities caused by any untrue statement or omission contained in information so furnished in writing to the Company by such Stockholder or such underwriter expressly for use therein; provided that the liability of any such Stockholder for such losses, claims, damages and liabilities shall not exceed the net proceeds received by such Stockholder in any such offering.

     (e) In case any action, claim or proceeding shall be brought against any Person entitled to indemnification hereunder, such indemnified party shall promptly notify each indemnifying party in writing, and such indemnifying party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such indemnified party and payment of all fees and expenses incurred in connection with the defense thereof. The failure to so notify such indemnifying party shall not affect any obligation it may have to any indemnified party under this Agreement or otherwise except to the extent that (as finally determined by a court of competent jurisdiction (which determination is not subject to review or appeal)) such failure materially and adversely prejudiced such indemnifying party. Each indemnified party shall have the right to employ separate counsel in such action, claim or proceeding and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of each indemnified party unless (i) such indemnifying party has agreed to pay such expenses; (ii) such indemnifying party has failed promptly to assume the defense and employ counsel reasonably satisfactory to such indemnified party, or (iii) the named parties to any such action, claim or proceeding (including any impleaded parties) include both such indemnified party and such indemnifying party or an affiliate or controlling person of such indemnifying party, and such indemnified party shall have been advised in writing by counsel that either (x) there may be one or more legal defenses available to it which are different from or in addition to those available to such indemnifying party or such affiliate or controlling person or (y) a conflict of interest may exist if such counsel represents such indemnified party and such indemnifying party or its affiliate or controlling person; PROVIDED, HOWEVER, that such indemnifying party shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be responsible hereunder for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel), which counsel shall be designated by such indemnified party.

     No indemnified party shall be liable for any settlement effected without its written consent. Each indemnifying party agrees, jointly and severally, that it will not, without the indemnified party's prior written consent, consent to entry of any judgment or settle or compromise any pending or threatened claim, action or proceeding in respect of which indemnification or contribution may be sought hereunder unless the foregoing contains an unconditional release, in form and substance reasonably satisfactory to the indemnified parties, of the indemnified parties from all liability and obligation arising therefrom.

     (f) The indemnifying party's liability to any such indemnified party hereunder shall not be extinguished solely because any other indemnified party is not entitled to indemnify hereunder.

     (g) The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party, and will survive the transfer of securities.

     (h) If the indemnification provided for in this Section 2.6 from the indemnifying party is unavailable, or insufficient to hold harmless, to any indemnified party hereunder in respect of any losses, claims, damages or liabilities referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified parties in connection with the actions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action. The amount paid or payable by a party under this Section 2.6 as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or legal or administrative action or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 2.6(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to herein. Notwithstanding the provisions of this subsection (h), a Stockholder shall not be required to contribute any amount in excess of the amount by which (i) the amount (net of payment of all expenses) at which the securities that were sold by such Stockholder and distributed to the public were offered to the public exceeds
(ii) the amount of any damages which such Stockholder has otherwise been required to pay by reason of such untrue statement or omission.

     No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

     The indemnity and contribution agreements contained in this Section 2.6 are in addition to any liability that the indemnifying parties may have to the indemnified parties.

     (i) As expeditiously as possible after the effectiveness of any registration statement pursuant to this Section 2.6 and prior to such date as shall be certified to the Company as the date upon which the Transfer contemplated by such registration statement will be effected by any participating Stockholder, the Company will deliver in exchange for certificates representing Shares so registered bearing the legends set forth in Section 2.1, certificates therefor not bearing such legends as shall be required to effect such Transfer. In the event that the proposed Transfer is not made as contemplated by any such participating Stockholder, by acceptance thereof such Stockholder shall be deemed to have agreed that it will deliver such certificates not bearing such legends to the Company in exchange for new certificates bearing the legends set forth in Section 2.1 if the Company shall request and the Company agrees that it will make such exchange.

     (j) The registration rights provided in this Section 2.6 shall terminate after an IPO as to any Stockholder which can immediately sell all of its Shares in a single sale pursuant to Rule 144 under the Securities Act.

     (k) Each of the Stockholders agrees that in connection with any public offering, such Stockholder will not, without the prior written consent of the Company, directly or indirectly, offer to sell, sell, contract to sell (including, without limitation, any short sale), grant any option for the sale of, acquire any option to dispose of, or otherwise dispose of any Shares for a period of 180 days following the date of the consummation of such public offering.

     (l) So long as the Company shall not have registered any of its securities pursuant to Section 12 of the Securities Exchange Act of 1934 (the "EXCHANGE ACT") or filed a registration statement pursuant to the requirements of the Securities Act, the Company shall, at any time and from time to time, upon the request of any holder of Shares and upon the request of any Person designated by such holder as a prospective purchaser of any Shares, furnish in writing to such holder or such prospective purchaser, as the case may be, a statement as of a date not earlier than 12 months prior to the date of such request of the nature of the business of the Company and the products and services it offers and copies of the most recent balance sheet and profit and loss and retained earnings statements of the Company, together with similar financial statements for such part of the two preceding fiscal years as the Company shall have been in operation, all such financial statements to be audited to the extent audited statements are reasonably available, and all other information required by Rule 144A under the Securities Act; PROVIDED THAT, in any event the most recent financial statements so furnished shall include a balance sheet as of a date less than 16 months prior to the date of such request, statements of profit and loss and retained earnings for the 12 months preceding the date of such balance sheet, and, if such balance sheet is not as of a date less than 6 months prior to the date of such request, additional statements of profit and loss and retained earnings for the period from the date of such balance sheet to a date less than 6 months prior to the date of such request. If the Company shall have registered any of its securities pursuant to the requirements of Section 12 of the Exchange Act or filed a registration statement pursuant to the requirements of the Securities Act, the Company shall timely file the reports required to be filed by it under the Securities Act and the Exchange Act (including but not limited to the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c) of Rule 144 adopted by the Commission under the Securities Act) and the rules and regulations adopted by the Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Shares, make publicly available other information) and will take such further action as any holder of Shares may reasonably request, all to the extent required from time to time to enable such holder to sell Shares without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 and Rule 144A under the Securities Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any holder of Shares, the Company will deliver to such holder a written statement as to whether it has complied with the requirements of this
Section 2.6(h).

                                     ARTICLE III

                          BOARD OF DIRECTORS OF THE COMPANY

     Section 3.1 BOARD OF DIRECTORS. (a) As long as MDC controls the voting power (through proxy or otherwise) of at least 50% of the Voting Stock, each Stockholder agrees to vote all of the Shares held by such Stockholder so as to elect and maintain a Board, a majority of which members consist of persons designated by MDC and initially the board should be composed of the following:
David D. De Leeuw, Martin R. Lewis and James L. Wu.

     (b) As long as MDC controls the voting power (through proxy or otherwise) of at least 50% of the Voting Stock, in the event that any director designated by MDC for any reason ceases to serve as a director during his term of office, the resulting vacancy on the Board shall be filled by a director designated by MDC.

                                      ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS

     Section 4.1 REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDERS. (a) Each Stockholder represents and warrants, severally and not jointly, that: (i) such Stockholder is acquiring, or has acquired, the shares of Common Stock for investment for such Stockholder's own account and not with a view to, or for the resale in connection with, the distribution or other disposition thereof; (ii) such Stockholder will not, during the term of this Agreement, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of any shares of Common Stock except in accordance with this Agreement;
(iii) such Stockholder (A) has either (1) preexisting personal or business relationships with the Company, or any of its respective officers, directors or any of its respective Affiliates or (2) such knowledge and experience in financial and business matters such that such Stockholder is capable of evaluating the merits and risks relating to the purchase of shares of Common Stock under this Agreement, or such Stockholder has been advised by a representative possessing such knowledge and experience who is unaffiliated with or who is not compensated, directly or indirectly, by the Company or any of its Affiliates, or (B) is a Trust, the beneficiary of which is a Person meeting the requirements of (1) and/or (2) of clause (iii)(A) above; (iv) such Stockholder has been given an opportunity which such Stockholder deems adequate to obtain information and documents relating to the Company and to ask questions of and receive answers from representatives of the Company concerning such Stockholder's investment in the Common Stock of the Company; (v) such Stockholder's financial condition is such that such Stockholder can afford to bear the economic risk of holding the Common Stock for an indefinite period of time; such Stockholder has adequate means of providing for such Stockholder's current needs and contingencies and has no need for such Stockholder's investment in the Common Stock to be liquid; and (vi) such Stockholder can afford to suffer a complete loss of such Stockholder's investment in the Common Stock.

     (b) Each Stockholder further acknowledges that such Stockholder has been advised by the Company that: (i) the offer and sale of the Common Stock has not been registered under the Securities Act, but is intended to be exempt from registration pursuant to Section 4(2) of the Securities Act and the rules promulgated thereunder by the Securities and Exchange Commission, and that the Shares cannot be sold, pledged, assigned or otherwise disposed of unless the same is subsequently registered under the Securities Act or an exemption from such registration is available; (ii) it is anticipated that there will not be any public market for the Shares in the foreseeable future; (iii) a restrictive legend in the form set forth in Section 2.1 shall be placed on the certificates representing the Shares; and (iv) a notation shall be made in the appropriate records of the Company indicating that the Shares are subject to restrictions on transfer and if the Company should at some time in the future engage the services of a stock transfer agent, appropriate stop transfer restrictions will be issued to such transfer agent with respect to the Shares.

     (c) Each Stockholder further represents and warrants that (i) such Stockholder has full right, power and authority to execute, deliver and perform this Agreement; (ii) all actions necessary or required to be taken by or on the part of such Stockholder to execute, deliver and perform this Agreement and to consummate the transactions contemplated by this Agreement have been duly authorized and approved by all necessary or required action of such Stockholder and have been validly taken; and (iii) this Agreement has been duly executed and delivered by such Stockholder and is a valid and binding agreement of such Stockholder enforceable in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting the enforcement of creditors' rights generally and by general principles of equity.

                                      ARTICLE V

                                    MISCELLANEOUS

     Section 5.1 ENTIRE AGREEMENT. This Agreement contains the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior arrangements or understandings (whether written or oral) with respect thereto.

     Section 5.2 CAPTIONS. The Article and Section captions used herein are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

     Section 5.3 COUNTERPARTS. For the convenience of the parties, any number of counterparts of this Agreement may be executed by the parties hereto and each such executed counterpart shall be deemed to be an original instrument.

     Section 5.4 NOTICES. All notices, consents, requests, instructions, approvals and other communications provided for herein and all legal process in regard hereto shall be validly given, made or served, if in writing and delivered by personal delivery, overnight courier, telecopier or registered or certified mail, return-receipt requested and postage prepaid addressed as follows:

     If to the Company, to:

          DIMAC Holdings, Inc.
          c/o McCown De Leeuw & Co., Inc.
          65 East 55th Street
          36th Floor
          New York, New York  10022
          Attention:  David De Leeuw
          Tel.:    (212) 355-5500
          Fax:     (212) 355-6283

     with copies to:

          White & Case LLP
          1155 Avenue of the Americas
          New York, New York  10036
          Attention:  Frank L. Schiff, Esq.
          Tel.:  (212) 819-8752
          Fax:   (212) 354-8113

     If to the MDC Entities, to:

          McCown De Leeuw & Co., Inc.
          65 East 55th Street
          36th Floor
          New York, New York  10022
          Attention:  David De Leeuw
          Tel.:  (212) 355-5500
          Fax:  (212) 355-6283

     if to any of the Non-Management or Management Stockholders, to the addresses set forth opposite each of their names on Schedule A attached hereto,

or to such other address as any such party hereto may, from time to time, designate in writing to all other parties hereto, and any such communication shall be deemed to be given, made or served as of the date so delivered or, in the case of any communication delivered by mail, as of the date so received.

     Section 5.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and inure to the benefit of the Company, the Stockholders and their respective heirs, devisees, legal representatives, successors, permitted assigns and other permitted transferees. The rights of a Stockholder under this Agreement may not be assigned or otherwise conveyed by any Stockholder except in connection with a Transfer of Shares which is in compliance with this Agreement; PROVIDED, HOWEVER, the rights of MDC under Sections 2.3, 2.4 and 3.1 are not assignable other than as a result of a Permitted Transfer described in Section 2.2(a)(iii).

     Section 5.6 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO SUCH STATE'S CHOICE OF LAW PROVISIONS.

     Section 5.7 SUBMISSION TO JURISDICTION. (a) Each of the parties hereto (other than the Michigan Fund) hereby irrevocably acknowledges and consents that any legal action or proceeding brought with respect to any of the obligations arising under or relating to this Agreement may be brought in the courts of the State of New York or in the United States District Court for the Southern District of New York, as the party bringing such action or proceeding may elect, and each of the parties hereto (other than the Michigan Fund) hereby irrevocably submits to and accepts with regard to any such action or proceeding, for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. Subject to Section 5.7(b), the foregoing shall not limit the rights of any party to serve process in any other manner permitted by law. The foregoing consents to jurisdiction shall not constitute general consents to service of process in the State of New York for any purpose except as provided above and shall not be deemed to confer rights on any Person other than the respective parties to this Agreement.

     (b) Each of the parties hereto (other than the Michigan Fund) hereby waives any right it may have under the laws of any jurisdiction to commence by publication any legal action or proceeding with respect to this Agreement. To the fullest extent permitted by applicable law, each of the parties hereto (other than the Michigan Fund) hereby irrevocably waives the objection which it may now or hereafter have to the laying of the venue of any suit, action or proceeding arising out of or relating to this Agreement in any of the courts referred to in Section 5.7(a) and hereby further irrevocably waives any claim that any such court is not a convenient forum for any such suit, action or proceeding.

     (c) The parties hereto agree that any judgment obtained by any party hereto or its successors or assigns in any action, suit or proceeding referred to above may, in the discretion of such party (or its successors or assigns), be enforced in any jurisdiction, to the extent permitted by applicable law.

     (d) The parties hereto agree that the remedy at law for any breach of this Agreement may be inadequate and that should any dispute arise concerning the sale or disposition of any Shares or the voting thereof or any other similar matter hereunder, this Agreement shall be enforceable in a court of equity by an injunction or a decree of specific performance. Such remedies shall, however, be cumulative and nonexclusive, and shall be in addition to any other remedies which the parties hereto may have.

     Section 5.8 BENEFITS ONLY TO PARTIES. Nothing expressed by or mentioned in this Agreement is intended or shall be construed to give any Person, other than the parties hereto and their respective successors or permitted assigns, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the parties hereto and their respective successors and permitted assigns, and for the benefit of no other Person.

     Section 5.9 TERMINATION. This Agreement shall terminate upon the happening of any one of the following events:

     (a)  the voluntary or involuntary dissolution of the Company;

     (b)  the Sale of the Business as provided in Section 2.4; and

     (c) the consummation of an IPO, except that (i) the rights of the Stockholders under Section 2.6 shall survive such termination (ii) the rights of the Management Stockholders and obligations of MDC under Section 2.3 shall survive such termination, and (iii) the restrictions under Section 2.1 and 2.2(a)(viii) of this Agreement in respect of Stockholders transferring Call Shares following an IPO and any rights of the Company to repurchase Call Shares and/or Vested Stock Options pursuant to Section 2.5 shall survive such termination for a period of two years following the IPO;

PROVIDED, HOWEVER, the provisions of Section 5.11 shall survive any termination of this Agreement.

     Section 5.10 PUBLICITY. Except as otherwise required by applicable laws or regulations, none of the parties hereto shall issue or cause to be issued any press release or make or cause to be made any other public statement in each case relating to or connected with or arising out of this Agreement or the matters contained herein, without obtaining the prior approval of the Company to the contents and the manner of presentation and publication thereof.

     Section 5.11 CONFIDENTIALITY. Each of the parties hereto hereby agrees that it shall keep (and shall cause its directors, officers, employees, representatives and outside advisors and its affiliates to keep) all non-public information relating to the Company (including any such information received prior to the date hereof) confidential except information which (i) becomes known to such Stockholder from a source, other than the Company, its respective directors, officers, employees, representatives or outside advisors, which source is not obligated to the Company to keep such information confidential or
(ii) becomes generally available to the public through no breach of this Agreement by any party hereto. Each of the parties hereto agrees that such non-public information (a) shall be communicated only to those of its directors, officers, employees, representatives, outside advisors and affiliates who need to know such non-public information and (b) will not be used by such party or its directors, officers, employees, representatives, outside advisors or affiliates either to compete with the Company or to conduct itself in a manner inconsistent with the antitrust laws of the United States or any state. Notwithstanding the foregoing, a party hereto may disclose non-public information if required to do so by law or a court of competent jurisdiction or by any governmental agency; PROVIDED, HOWEVER, that prompt notice of such required disclosure be given to the Company prior to the making of such disclosure so that the Company may seek a protective order or other appropriate remedy; PROVIDED FURTHER, that such party shall not be required to give such disclosure to the Company if such disclosure is required by any regulatory agency in the ordinary course of business. In the event that such protective order or other remedy is not obtained, the party hereto required to disclose the non-public information will disclose only that portion which such party is advised by counsel is legally required to be disclosed and will request that confidential treatment be accorded such portion of the non-public information. In addition, notwithstanding the foregoing, the TCW Entities may disclose any information regarding the Company to any prospective purchasers of securities of the Company so long as such prospective purchasers agree to maintain the confidentiality of such information at least to the extent provided for in this paragraph.

     Section 5.12 FEE; EXPENSES. The parties hereto acknowledge that MDC Management Company IV, LLC, an Affiliate of MDC, or its respective successors or assigns, (i) have received from the Company or its Subsidiaries an aggregate transaction fee equal to $9,900,000 and (ii) shall receive an ongoing management fee, adjusted annually, equal to the greater of $550,000 per annum and 1.06% of pro forma EBITDA of the Company, for the preceding fiscal year, PROVIDED that in no event shall such ongoing management fee exceed $1,000,000 in any year, in each case plus reimbursement for its out-of-pocket expenses.

     Section 5.13 AMENDMENTS; WAIVERS. No provision of this Agreement may be amended, modified or waived without approval of the holders of 66-2/3% of the then outstanding shares of Common Stock held by Persons party hereto; provided that no amendment or waiver of a provision of this Agreement which adversely affects the rights of any of the Non-MDC Stockholders may be made without such Non-MDC Stockholders' consent with the Non-MDC Stockholders being considered as a group with the determination by the holders of a majority of the outstanding Shares and Vested Stock Options held by the Non-MDC Stockholders being binding on all Non-MDC Stockholders; provided further that no amendment or waiver of a provision of this Agreement which adversely and disproportionately affects the rights of any of the Management Stockholders may be made without such Management Stockholders' consent with the Management Stockholders being considered as a group with the determination by the holders of a majority of the outstanding Shares and Vested Stock Options held by the Management Stockholders being binding on all Management Stockholders; provided further that no amendment of Sections 2.2(a)(viii) and 2.5 which adversely affects the rights, or obligations, of any of the Management Stockholders may be made without such Management Stockholder's consent; provided further that (x) no amendment which adversely and disproportionately affects the rights of the TCW Entities may be made without the TCW Entities' consent with the TCW Entities being considered as a group with the determination by the holders of a majority of the outstanding Shares held by the TCW Entities being binding on all TCW Entities, and (y) no amendment of Section 2.3 or 2.6 which adversely affects the rights of the TCW Entities may be made without the TCW Entities' consent with the TCW Entities being considered as a group with the determination by the holders of a majority of the outstanding Shares held by the TCW Entities being binding on all TCW Entities.

     Section 5.14 SEVERABILITY. In case any of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Agreement, but this Agreement shall be construed as if such invalid, illegal or unenforceable provision or provisions are not contained herein.

                               [SIGNATURE PAGE FOLLOWS]

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.


                                   DIMAC HOLDINGS, INC.

                                   By /s/ James Wu
                                      -----------------------------
                                      Name: James Wu
                                      Title: Assistant Secretary


                                   MCCOWN DE LEEUW & CO. IV, L.P.,

                                   By:  MDC Management Co. IV, LLC,
                                        its General Partner

                                   By /s/ Tyler T. Zachem
                                      -----------------------------
                                      Name: Tyler T. Zachem
                                      Title: Member


                                   DELTA FUND LLC

                                   By /s/ Tyler T. Zachem
                                      -----------------------------
                                      Name: Tyler T. Zachem
                                      Title: Member


                                   MCCOWN DE LEEUW & CO. IV ASSOCIATES, L.P.

                                   By:  MDC Management Co. IV, LLC,
                                        its General Partner

                                   By /s/ Tyler T. Zachem
                                      -----------------------------
                                      Name: Tyler T. Zachem
                                      Title: Member

                                   TCW/CRESCENT MEZZANINE PARTNERS, L.P.
                                   TCW/CRESCENT MEZZANINE TRUST
                                   TCW/CRESCENT MEZZANINE INVESTMENT
                                   PARTNERS, L.P.


                                   By:  TCW/Crescent Mezzanine, L.L.C.,
                                         its general partner or managing owner

                                   By /s/ Jean-Marc Chapus
                                     --------------------------------------
                                     Name:  Jean-Marc Chapus
                                     Title: Managing Director

                                   By /s/ John C. Rocchio
                                     --------------------------------------
                                     Name:  John C. Rocchio
                                     Title: Managing Director

                                   TCW SHARED OPPORTUNITY FUND II, L.P.

                                   By: TCW Investment Management
                                        Company, its investment advisor

                                   By /s/ Jean-Marc Chapus
                                     --------------------------------------
                                     Name:  Jean-Marc Chapus
                                     Title: Managing Director


                                   By /s/ John C. Rocchio
                                     --------------------------------------
                                     Name:  John C. Rocchio
                                     Title: Managing Director

                                   TCW LEVERAGED INCOME TRUST, L.P.

                                   By: TCW Advisors (Bermuda), Limited,
                                           as general partner

                                   By /s/ Jean-Marc Chapus
                                     --------------------------------------
                                     Name:  Jean-Marc Chapus
                                     Title: Managing Director

                                   By: TCW Investment Management
                                        Company, as investment advisor

                                   By /s/ John C. Rocchio
                                     --------------------------------------
                                     Name:  John C. Rocchio
                                     Title: Managing Director

                                   FIRST UNION INVESTORS, INC.

                                   By /s/ James C. Cook
                                     --------------------------------------
                                     Name:  James C. Cook
                                     Title: Senior Vice President

                                   DIMAC EQUITY INVESTORS, L.L.C.

                                   By: Merchant GP, Inc., as managing member

                                   By /s/ John M. Carroll
                                     --------------------------------------
                                     Name:  John M. Carroll
                                     Title: Vice President